Exhibit 10.38

Chairman and CEO

[Name]

AXA Equitable

1 juillet 2016 / July 1, 2016

J’ai le plaisir de vous informer que le Conseil d’Administration a décidé de vous attribuer en date du 6 juin 2016 des options de souscription ou d’achat d’actions AXA comme suit:

I am pleased to inform you that the Board of Directors has decided to grant you on June 6, 2016, options to subscribe to or purchase AXA shares as follows:

Nombre d’options / Number of options:	[#]

Prix d’exercice par action / Exercise price per share:	€

Ces options pourront être levées durant la période du 6 juin 2019 au 5 juin 2026 selon le calendrier suivant:

These options may be exercised during the period from June 6, 2019 to June 5, 2026, according to the following schedule:

• à compter du 6 juin 2019 / As from June 6, 2019:	[#] options

• à compter du 6 juin 2020 / As from June 6, 2020:	[#] options

• à compter du 6 juin 2021 / As from June 6, 2021:	[#] options

Le dernier tiers attribué, soit [#] options, sera exerçable à compter du 6 juin 2021 dès lors que le cours du titre AXA aura performé au moins aussi bien que l’indice SXIP, soit depuis la date d’attribution des options, soit au cours des 3 dernières années.

The last third of the options granted, i.e [#] options, will be exercisable from June 6, 2021 only if the AXA share has performed at least as well as the SXIP index, either since the grant date or over the last three year period.

Vous trouverez le réglement de ce plan d’options de souscription ou d’achat d’actions sur le site « My LTI ». Ce document doit être lu attentivement afin que vous puissiez prendre connaissance de vos droits et du cadre légal qui gouverne ce plan, notamment les conditions d’exercice des options, et ce, avant votre décision d’accepter ou de refuser cette attribution qui devra être communiquée en ligne.

You will find the rules of this subscription or purchase stock option plan on “My LTI” site. This document should be read carefully so that you understand your rights under this plan and the legal framework within which the plan operates, especially the condition under which you may exercise the options, and this, before your decision to accept or refuse this grant directly online.

Cordialement,

Yours sincerely,

Henri de Castries

25, Avenue Matignon 75008 Paris, France

www.axa.com